EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SFG Financial Corporation (the “Company”) on Form 10-QSB for the fiscal year ended April 30, 2001 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bruce Stephens, Chief Executive Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that

(1)	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

September 28, 2007	/s/ Bruce Stephens
Bruce Stephens
Chief Executive Officer and
Principal Accounting Officer